                                                                  Exhibit 23.3



                        CONSENT OF KELLER & COMPANY, INC.



We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Ohio Valley Banc Corp of our opinion set forth as Annex B to the Prospectus/Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Proxy Statement under the captions "Opinion of Keller & Company, Inc."




                                           /s/ Keller & Company, Inc.
                                           --------------------------------
                                           Keller & Company, Inc.




Dublin, Ohio
October 12, 1998